Exhibit 32.1

STATEMENT OF CHIEF EXECUTIVE OFFICER AND

CHIEF FINANCIAL OFFICER PURSUANT TO 18 U.S.C. § 1350

In connection with the Annual Report on Form 10-K for the period ended December 31, 2003 (the “Form 10-K”) of Middleburg Financial Corporation (the “Company”), we, Joseph L. Boling, Chief Executive Officer of the Company, and Alice P. Frazier, Chief Financial Officer of the Company, hereby certify pursuant to 18 U.S.C. § 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to our knowledge:

(a)

the Form 10-K fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934, as amended; and

(b)

the information contained in the Form 10-K fairly presents, in all material respects, the financial condition and results of operations of the Bank as of and for the periods presented in the Form 10-K.

By:

/s/ Joseph L. Boling

Date:  March 30, 2004

Joseph L. Boling

Chief Executive Officer

By:

/s/ Alice P. Frazier

Date:  March 30, 2004

Alice P. Frazier

Chief Financial Officer